UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 12, 2015
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-32989 (Commission File Number)	94-0787340 (IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Yuma Energy, Inc. (the “Company”) amended Exhibit B (the “Amendment”) to the Employment Agreement dated October 15, 2014 (the “Employment Agreement”) between the Company and Paul D. McKinney, the Company’s Executive Vice President and Chief Operating Officer, to amend the terms for calculating the number of shares subject to the restricted stock award (the “RSA Award”) pursuant to the Employment Agreement. The RSA Award was expressly subject to the approval of the Committee. The Amendment provides that the number of shares subject to the RSA Award will be calculated based on the closing price of the Company’s common stock on October 10, 2014.

Pursuant to the Amendment, the Committee granted the RSA Award to Mr. McKinney for an aggregate of 146,240 shares (the “Award”) under the Company’s 2014 Long-Term Incentive Plan (the “Plan”) and will be pursuant to a restricted stock agreement when approved by the Committee. The RSA Award vests as to 48,746 shares on October 14, 2015, as to 48,747 shares on October 14, 2016, and as to 48,747 shares on October 14, 2017.

The preceding is a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10. 1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment No. 1 dated March 12, 2015 to the Employment Agreement between Yuma Energy, Inc. and Paul D. McKinney.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

Date: March 17, 2015	By:	/s/ Sam L. Banks
Sam L. Banks
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 dated March 12, 2015 to the Employment Agreement between Yuma Energy, Inc. and Paul D. McKinney.